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                                        CUSIP


      NUMBER                                                  SHARES



           ESTABLISHED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

                               CASH ACCUMULATION TRUST
                              NATIONAL MONEY MARKET FUND



THIS CERTIFIES THAT                                         SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS


                                        PROOF
is the holder of                        8/7/84                         shares

of beneficial interest in CASH ACCUMULATION TRUST--NATIONAL MONEY MARKET FUND, fully paid and nonassessable, which shares have been issued and are held under and subject to terms and provisions of the Agreement and Declaration of Trust dated April 27, 1984, establishing Cash Accumulation Trust, and all amendments thereto, heretofore or hereafter made, copies of which are on file with the Secretary of the Commonwealth of Massachusetts.
     No transfer hereof will be of any effect as regards the Trustees of CASH ACCUMULATION TRUST until this certificate, properly endorsed or assigned, has been surrendered and the transfer recorded upon the books of said Trustees.
     This certificate is executed on behalf of the Trustees as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.
                    IN WITNESS WHEREOF the Trustees under said Agreement and
               Declaration of Trust have caused the following facsimile signatures to be affixed to this certificate and a facsimile of their common seal to be hereto affixed by SHAREHOLDER SERVICES, INC., Transfer Agent.
               Dated

[SEAL]                                               SHAREHOLDER SERVICES, INC.
CASH ACCUMULATION TRUST                                     Transfer Agent
        1984
   MASSACHUSETTS


               /s/ Robert A. Prindiville
               -----------------------------------
                                                 )
                                        President)            FOR THE TRUSTEES
                                                 )

               /s/ Joseph F. Morris
               -----------------------------------    -------------------------
               Authorized Signatory                        Authorized Signatory



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NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM             --as tenants in common
          TEN ENT             --as tenants by the entireties
          JT TEN              --as joint tenants with right of survivorship and
                                not as tenants in common

     UNIF GIFT MIN ACT--______________Custodian________________under Uniform
                           (Cust)                 (Minor)

                        Gifts to Minors Act__________________.
                                            (State)

Additional abbreviations may also be used though not in the above list.


For value received,__________________________________hereby sell, assign and

              PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE

transfer unto _________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_________________________________________________________________________shares of beneficial interest represented by the within certificate, and hereby irrevocably constitute and appoint

_______________________________________________________________________attorney to transfer the said shares on the books of the within mentioned Trust with full power of substitution in the premises.


Dated
      ---------------------------

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Signature guaranteed:
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SIGNATURE MUST BE GUARANTEED BY A NATIONAL BANK, OR TRUST COMPANY, OR BY A
COMMERCIAL BANK WHICH IS A MEMBER OF THE FEDERAL RESERVE SYSTEM OR OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR BY A MEMBER FIRM OF THE NEW YORK, BOSTON, AMERICAN, MIDWEST OR PACIFIC COAST STOCK EXCHANGE.